UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2019

Continental Building Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-36293 (Commission File Number)	61-1718923 (I.R.S. Employer Identification Number)

12950 Worldgate Drive, Suite 700 Herndon, VA (Address of principal executive offices)	20170 (Zip Code)

Registrant’s telephone number, including area code:     (703) 480-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol (s)	Name of Exchange on Which Registered
Common Stock, $0.001 par value per share	CBPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.          Entry into a Material Definitive Agreement

On November 12, 2019, Continental Building Products, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CertainTeed Gypsum and Ceilings USA, Inc., a Delaware corporation (“Parent”), Cupertino Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Compagnie de Saint-Gobain S.A., a société anonyme organized under the laws of France (the “Guarantor”).

The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent. The Merger Agreement provides that each share of common stock, par value $0.001 per share, of the Company (“Common Stock”) outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares of Common Stock held in treasury by the Company or owned by Parent, Merger Sub or any wholly owned subsidiary of the Company and shares of Common Stock owned by stockholders of the Company who properly demand and do not withdraw a demand for, or lose their right to, appraisal rights pursuant to Section 262 of the General Corporation Law of the State of Delaware) will at the Effective Time automatically be canceled and converted into the right to receive $37.00 in cash (the “Merger Consideration”).

Pursuant to the Merger Agreement, immediately prior to the Effective Time, (i) each option to purchase shares of Common Stock, whether vested or unvested, that is outstanding immediately prior to the Effective Time will become fully vested and be converted into the right to receive an amount in cash equal to the product of (A) the excess of the Merger Consideration over the exercise price of such option, multiplied by (B) the number of shares subject to such option, (ii) each time-based restricted stock unit award, whether vested or unvested, that is outstanding immediately prior to the Effective Time will become fully vested and will be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each vested share of Common Stock subject to such award and (iii) each performance restricted stock unit award, whether vested or unvested, that is outstanding immediately prior to the Effective Time will become fully vested, assuming achievement of the applicable performance goals under such award at the target level of attainment, and will be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each vested share of Common Stock subject to such award.

The Company’s board of directors (the “Company Board”) has unanimously approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby. The obligation of the parties to complete the Merger is subject to customary closing conditions, including, among others, (i) the adoption and approval of the Merger Agreement by the holders of at least a majority of the outstanding shares of Common Stock (the “Company Stockholder Approval”), (ii) the expiration or earlier termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any law, order or injunction of a court or governmental entity of competent jurisdiction prohibiting the consummation of the Merger, (iv) the accuracy of the representations and warranties contained in the Merger Agreement (subject to certain qualifications) and (v) the performance by the parties of their respective obligations under the Merger Agreement in all material respects.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct its business in all material respects in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger and not take certain specified actions without the prior written approval of Parent, (ii) to convene a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval, and (iii) subject to certain exceptions, not to solicit certain alternative acquisition proposals, engage in discussions or negotiations with respect to such proposals or provide non-public information in connection with such proposals. Subject to certain exceptions, the Company Board is required to recommend that the Company’s stockholders adopt the Merger Agreement and may not withdraw or modify in a manner adverse to Parent or Merger Sub such recommendation or take certain similar actions which are referred to in the Merger Agreement as an Adverse Recommendation Change. However, the Company may, prior to the time the Company Stockholder Approval is obtained, make an Adverse Recommendation Change in connection with a Superior Proposal or Intervening Event (each as defined in the Merger Agreement) if the Company complies with certain notice and other requirements and, in specified circumstances, pays the termination fee described below.

Parent has also made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants requiring it to take certain actions as may be required to obtain antitrust approval, including selling, divesting or otherwise conveying particular assets or entering into agreements to do so under specified circumstances.

The Merger Agreement contains certain termination rights for the Company and Parent, including the right for either the Company or Parent to terminate the Merger Agreement if the Merger has not been consummated prior to an outside date which is initially August 12, 2020 and subject to extension by either party up to February 12, 2021. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $40 million.  The Merger Agreement further provides that Parent will be required to pay the Company a reverse termination fee of $75 million if the Merger Agreement is terminated due to the failure of the parties to obtain required antitrust approvals prior to the outside date.

If the Merger is consummated, the Common Stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Guarantor, Parent and Merger Sub. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by (i) matters specifically disclosed in any reports filed by the Company with the United States Securities and Exchange Commission (the “SEC”) prior to the date of the Merger Agreement (subject to certain exceptions) and (ii) confidential disclosures made to Parent and Merger Sub in a confidential disclosure letter delivered in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated into this Item 1.01 by reference.

Item 9.01.          Financial Statements and Exhibits

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of November 12, 2019, by and among CertainTeed Gypsum and Ceilings USA, Inc., Cupertino Merger Sub, Inc., Continental Building Products, Inc. and Compagnie de Saint-Gobain S.A.*

104	Cover Page Interactive Data File – The cover page from the Company’s Current Report on Form 8-K filed on November 12, 2019 is formatted in Inline XBRL (included as Exhibit 101).

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish to the SEC a copy of any omitted schedule upon request.

Forward-Looking Statements

This communication contains forward-looking statements, including statements related to proposed transaction and other statements regarding the Company’s current expectations, prospects and opportunities. These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “could,” “forecast,” “believe,” “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements.  The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation that the conditions to closing the transaction will be satisfied; the impact of the transaction on the Company’s business, its financial and operating results and its employees, suppliers and customers; factors affecting the feasibility and timing of any transaction or other action, including, without limitation, the ability to obtain required regulatory approvals; and risks related to realization of the expected benefits of the transaction or other action to the Company and its stockholders. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the SEC, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Additional Information and Where to Find It

This communication relates to the proposed Merger transaction involving the Company. In connection with the proposed Merger, the Company will file relevant materials with the SEC, including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed Merger. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, https://continental-bp.com/en/home/. In addition, the documents (when available) may be obtained free of charge by directing a request to Investor Relations by email at investorrelations@continental-bp.com or by calling (703) 480-3980.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s Common Stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the definitive proxy statement for the Company’s 2019 annual meeting of stockholders, which was filed with the SEC on March 18, 2019, and in other documents filed by the Company with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Continental Building Products, Inc.

November 13, 2019	By:	/s/ Timothy A. Power
Date	Name:	Timothy A. Power
	Title:	Senior Vice President and General Counsel